Exhibit 99.1

Cirrus Logic Reports Q3 FY22 Revenue of $548.3 Million

Record Revenue Driven by High-Performance Mixed-Signal Content Gains in Smartphones

AUSTIN, Texas--(BUSINESS WIRE)--January 31, 2022--Cirrus Logic, Inc. (Nasdaq: CRUS) today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter fiscal year 2022, which ended Dec. 25, 2021, as well as the company’s current business outlook.

“Cirrus Logic reported record revenue in the December quarter, above the top end of our guidance, driven by significant contributions from the expanded high-performance mixed-signal content shipping into smartphones and strong overall demand for our products,” said John Forsyth, Cirrus Logic president and chief executive officer. “These results reflect our continued momentum in FY22 and mark another milestone in the execution of our strategy to diversify our product and technology portfolio. Building on our success over the past few years, we are investing in additional technologies targeting new opportunities for incremental content, including the areas of sensing, power, and battery systems. Moving forward, we believe we are well-positioned to increase the diversity of our business and drive long-term revenue growth.”

Reported Financial Results – Third Quarter FY22

  Revenue of $548.3 million;
  GAAP gross margin of 52.8 percent and non-GAAP gross margin of 52.8 percent;
  GAAP operating expenses of $145.3 million and non-GAAP operating expenses of $115.5 million; and
  GAAP earnings per share of $2.16 and non-GAAP earnings per share of $2.54.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY22

  Revenue is expected to range between $400 million and $440 million;
  GAAP gross margin is forecasted to be between 51 percent and 53 percent; and
  Combined GAAP R&D and SG&A expenses are anticipated to range between $150 million and $156 million, including approximately $19 million in stock-based compensation expense, $8 million in amortization of acquired intangibles and $3 million in acquisition-related costs.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 3871289).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our ability to diversify our product and technology portfolios and drive long-term revenue growth, , and our estimates for the fourth quarter fiscal year 2022 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense, amortization of acquired intangibles and acquisition-related costs. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the effects of the global COVID-19 outbreak and the measures taken to limit the spread of COVID-19, including any disruptions to our business that could result from measures to contain the outbreak that may be taken by governmental authorities in the jurisdictions in which we and our supply chain operate; the susceptibility of the markets we address to economic downturns, including as a result of the COVID-19 outbreak and the actions taken to mitigate the spread of COVID-19; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; recent increased industry-wide capacity constraints that may impact our ability to meet current customer demand, which could cause an unanticipated decline in our sales and damage our existing customer relationships and our ability to establish new customer relationships; the potential for increased prices due to capacity constraints in our supply chain, which, if we are unable to increase our selling price to our customers, could result in lower revenues and margins that could adversely affect our financial results; our ability to attract, hire, and retain qualified personnel to support the development, marketing, and sales of our products; the level of orders and shipments during the fourth quarter of fiscal year 2022, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 28, 2021 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Dec. 25,	Sep. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2021	2021	2020	2021	2020
	Q3'22	Q2'22	Q3'21	Q3'22	Q3'21
Audio	$341,897	$300,775	$381,885	$860,027	$868,239
High-Performance Mixed-Signal	206,452	165,111	103,910	431,461	207,454
Net sales	548,349	465,886	485,795	1,291,488	1,075,693
Cost of sales	258,827	230,442	234,295	626,576	516,511
Gross profit	289,522	235,444	251,500	664,912	559,182
Gross margin	52.8%	50.5%	51.8%	51.5%	52.0%

Research and development	107,101	102,116	89,435	294,913	252,986
Selling, general and administrative	38,247	38,132	32,415	111,526	93,366
Restructuring costs	-	-	-	-	352
Total operating expenses	145,348	140,248	121,850	406,439	346,704

Income from operations	144,174	95,196	129,650	258,473	212,478
Interest income (expense)	(78)	35	1,206	718	4,160
Other income (expense)	(87)	1,859	(207)	1,530	688
Income before income taxes	144,009	97,090	130,649	260,721	217,326
Provision for income taxes	16,373	11,994	16,281	30,780	25,263
Net income	$127,636	$85,096	$114,368	$229,941	$192,063

Basic earnings per share:	$2.23	$1.48	$1.97	$4.01	$3.30
Diluted earnings per share:	$2.16	$1.43	$1.91	$3.88	$3.20

Weighted average number of shares:
Basic	57,178	57,364	58,024	57,374	58,176
Diluted	59,031	59,451	59,963	59,317	60,101

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION

(unaudited, in thousands, except per share data)

(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended

	Dec. 25,	Sep. 25,	Dec. 26,	Dec. 25,	Dec. 26,
	2021	2021	2020	2021	2020
Net Income Reconciliation	Q3'22	Q2'22	Q3'21	Q3'22	Q3'21
GAAP Net Income	$127,636	$85,096	$114,368	$229,941	$192,063
Amortization of acquisition intangibles	9,083	7,054	2,998	19,135	8,994
Stock-based compensation expense	17,833	16,551	13,287	49,368	42,069
Restructuring costs	-	-	-	-	352
Acquisition-related costs	3,155	5,834	-	8,989	-
Adjustment to income taxes	(7,903)	(6,045)	(2,897)	(16,897)	(8,172)
Non-GAAP Net Income	$149,804	$108,490	$127,756	$290,536	$235,306

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$2.16	$1.43	$1.91	$3.88	$3.20
Effect of Amortization of acquisition intangibles	0.16	0.12	0.05	0.32	0.15
Effect of Stock-based compensation expense	0.30	0.28	0.22	0.83	0.70
Effect of Restructuring costs	-	-	-	-	0.01
Effect of Acquisition-related costs	0.05	0.09	-	0.15	-
Effect of Adjustment to income taxes	(0.13)	(0.10)	(0.05)	(0.28)	(0.14)
Non-GAAP Diluted earnings per share	$2.54	$1.82	$2.13	$4.90	$3.92

Operating Income Reconciliation
GAAP Operating Income	$144,174	$95,196	$129,650	$258,473	$212,478
GAAP Operating Profit	26.3%	20.4%	26.7%	20.0%	19.8%
Amortization of acquisition intangibles	9,083	7,054	2,998	19,135	8,994
Stock-based compensation expense - COGS	245	272	236	763	640
Stock-based compensation expense - R&D	12,260	10,496	9,526	32,368	27,414
Stock-based compensation expense - SG&A	5,328	5,783	3,525	16,237	14,015
Restructuring costs	-	-	-	-	352
Acquisition-related costs	3,155	5,834	-	8,989	-
Non-GAAP Operating Income	$174,245	$124,635	$145,935	$335,965	$263,893
Non-GAAP Operating Profit	31.8%	26.8%	30.0%	26.0%	24.5%

Operating Expense Reconciliation
GAAP Operating Expenses	$145,348	$140,248	$121,850	$406,439	$346,704
Amortization of acquisition intangibles	(9,083)	(7,054)	(2,998)	(19,135)	(8,994)
Stock-based compensation expense - R&D	(12,260)	(10,496)	(9,526)	(32,368)	(27,414)
Stock-based compensation expense - SG&A	(5,328)	(5,783)	(3,525)	(16,237)	(14,015)
Restructuring costs	-	-	-	-	(352)
Acquisition-related costs	(3,155)	(2,373)	-	(5,528)	-
Non-GAAP Operating Expenses	$115,522	$114,542	$105,801	$333,171	$295,929

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$289,522	$235,444	$251,500	$664,912	$559,182
GAAP Gross Margin	52.8%	50.5%	51.8%	51.5%	52.0%
Acquisition-related costs	-	3,461	-	3,461	-
Stock-based compensation expense - COGS	245	272	236	763	640
Non-GAAP Gross Profit	$289,767	$239,177	$251,736	$669,136	$559,822
Non-GAAP Gross Margin	52.8%	51.3%	51.8%	51.8%	52.0%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$16,373	$11,994	$16,281	$30,780	$25,263
GAAP Effective Tax Rate	11.4%	12.4%	12.5%	11.8%	11.6%
Adjustments to income taxes	7,903	6,045	2,897	16,897	8,172
Non-GAAP Tax Expense	$24,276	$18,039	$19,178	$47,677	$33,435
Non-GAAP Effective Tax Rate	13.9%	14.3%	13.1%	14.1%	12.4%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.28	$0.20	$0.27	$0.52	$0.42
Adjustments to income taxes	0.13	0.10	0.05	0.28	0.14
Non-GAAP Tax Expense	$0.41	$0.30	$0.32	$0.80	$0.56

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 25,	Mar. 27,	Dec. 26,
	2021	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$195,121	$442,164	$327,294
Marketable securities	3,719	55,697	43,289
Accounts receivable, net	326,131	108,712	244,803
Inventories	148,525	173,263	142,689
Other current assets	90,025	62,683	45,469
Total current Assets	763,521	842,519	803,544

Long-term marketable securities	72,118	312,759	326,491
Right-of-use lease assets	173,054	133,548	135,719
Property and equipment, net	157,186	154,942	154,312
Intangibles, net	165,581	22,031	24,322
Goodwill	437,783	287,518	287,518
Deferred tax asset	7,203	9,977	7,277
Long-term prepaid wafers	195,000	-	-
Other assets	96,671	67,320	86,446
Total assets	$2,068,117	$1,830,614	$1,825,629

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$110,250	$102,744	$90,814
Accrued salaries and benefits	43,044	54,849	39,367
Lease liability	14,653	14,573	14,539
Acquisition-related liabilities	30,964	-	-
Other accrued liabilities	40,603	41,444	40,135
Total current liabilities	239,514	213,610	184,855

Non-current lease liability	164,896	127,883	129,583
Non-current income taxes	77,683	64,020	70,866
Long-term acquisition-related liabilities	5,528	-	-
Other long-term liabilities	17,749	36,096	39,968

Stockholders' equity:
Capital stock	1,556,746	1,498,819	1,483,567
Accumulated earnings (deficit)	6,416	(112,689)	(88,238)
Accumulated other comprehensive income (loss)	(415)	2,875	5,028
Total stockholders' equity	1,562,747	1,389,005	1,400,357
Total liabilities and stockholders' equity	$2,068,117	$1,830,614	$1,825,629

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor@cirrus.com